Exhibit 99.1

McEwen Mining Inc. Prices Upsized Offering of $95 Million of Convertible Senior Notes

TORONTO, February 7, 2025 -- McEwen Mining Inc. (NYSE: MUX) (the “Company”) today announced the pricing of $95 million aggregate principal amount of its convertible senior notes due 2030 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the initial purchasers of the Notes an option to purchase, for settlement within 13 days from the date of initial issuance of the Notes, up to an additional $15 million aggregate principal amount of Notes. The sale of the Notes is scheduled to close on February 11, 2025, subject to satisfaction of customary closing conditions.

Key Elements of the Transaction:

•	$95 million of attractively priced capital raised ($110 million if the initial purchasers fully exercise their option to purchase additional Notes)

•	Initial conversion price of $11.25 per share represents a conversion premium of approximately 30% over the closing sale price of $8.65 per share of the Company’s shares on February 6, 2025

•
Separate capped call transactions have the potential to synthetically increase the effective conversion price for conversions at maturity to $17.30 per share, which represents a 100% premium to the closing sale price of the Company’s common stock on February 6, 2025

•	The Offering provides strategic benefits to the Company including re-financing $20 million of higher-interest debt and an attractive coupon rate of 5.25%

The Notes will be senior, unsecured obligations of the Company, and will pay interest semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2025, at a rate of 5.25% per year. The Notes will mature on August 15, 2030, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding May 15, 2030, the Notes will be convertible only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the Notes will be 88.9284 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $11.25 per share, and will be subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 30% over the last reported sale price of $8.65 per share of the Company’s common stock on the New York Stock Exchange on February 6, 2025. The Company will settle conversions of the Notes by paying or delivering, as the case may be, cash, its common stock, or a combination thereof, at its election.

Prior to August 21, 2028, the Notes will not be redeemable. The Company may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after August 21, 2028 and prior to the 46th scheduled trading day immediately preceding the maturity date, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Noteholders may require the Company to repurchase their Notes upon the occurrence of a fundamental change (as defined in the indenture that will govern the Notes), subject to certain conditions, at a purchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, the Company will under certain circumstances increase the conversion rate for noteholders who elect to convert their Notes in connection with the occurrence of certain corporate events or convert their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Exhibit 99.1
The Company estimates that the net proceeds from this offering will be approximately $91.3 million (or approximately $105.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering (including any additional proceeds resulting from the exercise by the initial purchasers of their option to purchase the additional Notes) to pay the cost of capped call overlay (approximately $13.1 million), to repay half of the outstanding borrowings under the Company’s existing credit agreement, and the remainder for capital projects and general corporate purposes.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain other financial institutions (the “Option Counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock initially underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes or, at the Company’s election (subject to certain conditions), offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.  If the initial purchasers of the Notes exercise their option to purchase the additional Notes, the Company expects to use a portion of the proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties.

In connection with establishing their initial hedges of the capped call transactions, the Company expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling shares of the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the relevant valuation period under the capped call transactions, which is scheduled to occur during a 45 day trading day period commencing on the 46th trading day prior to the maturity date of the Notes, or, to the extent the Company exercises the relevant election under the capped call transactions, following any repurchase, redemption or early conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of common stock, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The offer and sale of the Notes and any shares of the Company’s common stock upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, such Notes and shares may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The Company is an “Eligible Interlisted Issuer” as such term is defined in the TSX Company Manual. As an Eligible Interlisted Issuer, the Company has relied on an exemption pursuant to Section 602.1 of the TSX  Company Manual, the effect of which is that the Company was not required to comply with certain requirements relating to the issuance of securities in connection with the transaction.

Exhibit 99.1
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this news release, are the Company’s estimates, forecasts, projections, expectations, or beliefs as to future events and results. These forward-looking statements include statements regarding the completion of the proposed offering, the intended use of net proceeds from the offering, and the effects of entering into the capped call transactions described above and the actions of the Option Counterparties and their respective affiliates. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic, and competitive uncertainties, risks, and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Among the important factors that the Company thinks could cause its actual results to differ materially from those expressed in or contemplated by the forward-looking statements include risks related to or associated with whether the Company will consummate the offering, whether the capped call transactions become effective, market conditions, and risks relating to the Company’s business, including those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31st, 2023 and in the Company’s subsequent filings under the Securities Exchange Act of 1934, as amended. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

CONTACT INFORMATION
150 King Street West
Suite 2800, PO Box 24
Toronto, ON, Canada
M5H 1J9

RELATIONSHIP WITH INVESTORS:
(866)-441-0690 - Toll free line
(647)-258-0395
Mihaela Iancu ext. 320
info@mcewenmining.com